Exhibit 10.30

AMENDMENT ONE TO THE

FRANK’S INTERNATIONAL N.V.

AMENDED AND RESTATED U.S. EXECUTIVE CHANGE-IN-CONTROL

SEVERANCE PLAN

RECITALS

WHEREAS, Expro Group Holdings N.V (f/k/a Frank’s International N.V.) (the “Company”) previously adopted the Frank’s International N.V. Amended and Restated U.S. Executive Change in Control Severance Plan (the “Plan”) for the benefit of its qualifying employees;

WHEREAS, the Company desires to amend the Plan to expand the group of employees eligible to receive benefits to include non-U.S. based executives; and

WHEREAS, the Company has the authority to amend the Plan pursuant to Section 7(e) thereof.

NOW, THEREFORE, BE IT RESOLVED that effective October 1, 2021,

(a)         Section 2(h) of the Plan is hereby amended by revising Subsection (i) in its entirety, to be and read as follows:

“(i)         The individual must be a full-time salaried employee of the Employer who, at the time of selection and through the date a Change in Control occurs, is (A) holding the title of Chief Executive Officer (“CEO”); (B) serving as an executive officer who reports directly to the CEO; (C) serving as any other senior vice president, vice president, or executive vice president of the Employer who does not report directly to the CEO; or (D) serving as any other full-time salaried management employee of the Employer at the time of selection.;”

           (b)         “Company” as defined in the plan shall refer to “Expro Group Holdings N.V.”

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IN WITNESS WHEREOF, the Company has caused the Plan to be executed in its name and on its behalf as of October 1, 2021 by a duly authorized officer.

Expro Group Holdings N.V.

By:	/s/ Michael D. Jardon

Its:	CEO

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